UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): August 8, 2007

QUINTEK TECHNOLOGIES, INC.
(Exact name of registrant as specified in charter)

California	000-50929	77-0505346
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17951 Lyons Circle, Huntington Beach	92647
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 459-8188

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 8, 2007, management of Quintek Technologies, Inc. (the “Company”) determined, after consultation with its independent registered public accounting firm, that a restatement of its financial statements for the year ended June 30, 2006 filed on Form 10-KSB (the “Report”), is necessary due to inappropriate recording of warrant liability occurring due to the derivative. Therefore, the change in fair value of the Warrants (derivative) was not properly recorded as of June 30, 2006. As a result, such financial statements included within the Report should no longer be relied upon. The Company intends to file an amended Report with restated financials within 15 days.

The Company has discussed this matter with its independent accounting firm.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
99.1	Letter from Kabani & Company, Inc. dated as of September 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINTEK TECHNOLOGIES, INC.

Dated: September 19, 2007	BY:	/s/ Andrew Haag
Andrew Haag, Chief Financial Officer